UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2011

ELECTROMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-34839	41-1732920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Sixth Avenue NW
New Prague, MN 56071
(Address of Principal Executive Offices)(Zip Code)

(952) 758-9299
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Explanatory Note

On June 2, 2011, Electromed, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) reporting the appointment of Dr. James J. Cassidy as Chief Operating Officer. This Amendment No. 1 (the “Amendment”) to the Original Filing is being filed to amend and restate the biographical information provided for Dr. Cassidy to correct an error included in the Original Filing, which was reported correctly in the press release announcing Dr. Cassidy’s appointment. This Amendment does not make any other alterations to the Original Filing.

Dr. Cassidy has extensive international management experience in the medical device industry. From March 2010 to May 2011, Dr. Cassidy offered business development and technology consulting services to the medical device industry through TransAtlantic Medical Device Consulting, LLC, an entity which he founded. Prior to that, Dr. Cassidy was the Chief Operating Officer of Vertebral Technologies, Inc. from June 2009 to February 2010 and the Vice President of Development for ApaTech, Ltd. from September 2004 to February 2009. Dr. Cassidy has also served as the Chief Executive Officer of successful start-up companies in the US (CERAbio) and Europe (Cartificial). In addition, Dr. Cassidy serves as a general partner of Epic BioVentures, LLC, a company that invests in and advises medical technology businesses. Dr. Cassidy has a doctorate in Biomedical Engineering from Case Western Reserve University and MBA from the University of Memphis.

Item 9.01	Financial Statements and Exhibits.
	(a)	Financial statements: None.
	(b)	Pro forma financial information: None.
	(c)	Shell company transactions: None.
	(d)	Exhibits: None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electromed, Inc.

Date: June 3, 2011	By /s/ Terry M. Belford
	Name:	Terry M. Belford
	Title:	Chief Financial Officer